Exhibit 10.16

AMENDMENT #1

TO

FULFILLMENT SERVICES AGREEMENT QT-4066-5

By and Between

Tivic Health Systems, Inc. (“Tivic Health”),

and ALOM Technologies Corporation, a California

Effective Date: November 28, 2022

This Amendment #1 ("Amendment") to the Fulfilment Services Agreement by and between Tivic Health as Customer, and ALOM Technologies Corporation, as ALOM, Effective Date: November 28, 2022 (“Agreement”), is effective this 5th day of March, 2024 (“Amendment Effective Date”) whereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows. Capitalized terms are defined in the Agreement unless defined in this Amendment.

1. Minimum Monthly Charge. Customer agreed to pay Minimum Monthly Charge of $25,000 for each calendar month during the Term. ALOM agrees to continue to waive the Monthly Minimum Payment of $25,000 per month, through the month of June, 2024. The Minimum Monthly Payment will be due and payable beginning July 1, 2024, through the Term. “Term” means the initial term which started on November 28, 2022, is extended by this Amendment through December 31, 2024, automatically renewing thereafter in annual increments until a party provides written notice of termination to the other party in accordance with Section 22 of the Agreement.

2. Account Management Fees. From January 1, 2024, ALOM agrees to waive all hourly Account Management Fees through the month of June 2024. The hourly Account Management fees will be reinstated from July 1, 2024. This is offered under the assumption that there will be no additional Account Management support required over and above what was provided monthly in 2023 (~100 hours). ALOM will continue to track the number of hours being spent by Account Management each month and provide to Customer.

3. Entire Agreement. Except as stated in this Amendment, the Agreement remains in full force and effect and supersedes any conflict with the Agreement. This Amendment may not be modified or amended except in a writing signed by a duly authorized representative of each party.

ACKNOWLEDGED AND AGREED as of the Amendment Effective Date.

Tivic Health Systems, Inc. ALOM Technologies Corporation

By: /s/ Jennifer Ernst By: /s/ Fiona Lowbridge

(Authorized Signature) (Authorized Signature)

Name: Jennifer Ernst Name: Fiona Lowbridge

Title: Chief Executive Title: Chief Commercial Officer